UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2009

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 15, 2009, Orexigen Therapeutics, Inc. (the “Company” or “Orexigen”) entered into the Bupropion Hydrochloride Supply Agreement (the “Supply Agreement”) with Chemi S.p.A. (“Chemi”) pursuant to which Chemi will manufacture commercial supplies of bupropion hydrochloride for use in Orexigen’s drug products (the “Finished Products”). Pursuant to the terms of the Supply Agreement, Orexigen shall pay certain specified prices for such supplies based on the volumes purchased, which prices may be adjusted, subject to specified limitations. The Supply Agreement does not require Orexigen to purchase any minimum percentage of its total requirements for bupropion hydrochloride from Chemi.

The initial term of the Supply Agreement commenced retroactively on November 24, 2009 and shall continue in effect until the date that is four (4) years from the date a Finished Product has first received approval for marketing from the FDA or other governmental agency, or similar regulatory agency or commission in any foreign state or territory. This initial term shall be automatically renewed for additional two (2) year terms unless Orexigen provides specified written notice of its intent to terminate to Chemi prior to the expiration of the initial term or any extension term, as applicable. Either party may terminate the Supply Agreement effective immediately upon written notice to the other in the event that (a) the other party dissolves, is declared insolvent or bankrupt by a court of competent jurisdiction, (b) a voluntary or involuntary petition of bankruptcy is filed in any court of competent jurisdiction, (c) the Supply Agreement is assigned for the benefit of creditors, (d) any regulatory agency takes any action, or raises any objection that prevents Orexigen from importing, exporting, purchasing or selling buproprion hydrochloride or the Finished Product, (e) the Finished Product fails during clinical trials and Orexigen withdraws its NDA, (f) Orexigen determines, in its sole discretion, to no longer pursue the development and/or commercialization of a Finished Product, or (g) a legal proceeding shall be instituted against Chemi, which is reasonably likely to materially adversely affect Chemi’s ability to properly perform under the Supply Agreement or subject Orexigen to any material risk of liability or loss. Moreover, either party may terminate the Supply Agreement upon specified written notice to the other party of a failure by that party to perform or observe any material covenant, condition or agreement to be performed or observed by it under the Supply Agreement, unless such breach has been cured within the specified notice period.

The foregoing description of the Supply Agreement does not purport to be complete and is qualified in its entirety by the Supply Agreement, a copy of which the Company intends to file with its Annual Report on Form 10-K for the year ending December 31, 2009, requesting confidential treatment for certain portions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: December 18, 2009	By:	/s/ GRAHAM K. COOPER
	Name:	Graham K. Cooper
	Title:	Chief Financial Officer and Treasurer